Exhibit 10.6

SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”) made as of the 9th day of April 2024, by and among Srivaru Holding Limited (the “Company”) whose address is 2nd Floor, Regatta Office Park, West Bay Road, P.O. Box 10655, Grand Cayman KYl-1006, Cayman Island, Mohanraj Ramasamy, solely in its capacity as representative, agent and attorney-in-fact of the Pre-Closing SVH Shareholders (as defined below) (the “Company Stockholder Representative”), whose address is 3541 Rocca Ct, Pleasanton, CA 94588, and VStock Transfer, LLC (the “Escrow Agent”) whose address is 18 Lafayette Place, Woodmere, NY 11598.

WITNESSETH:

WHEREAS, the Company, Pegasus Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Mobiv Acquisition Corp, a Delaware corporation (“SPAC”), entered into that certain Agreement and Plan of Merger, dated as of March 13, 2023 (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned Subsidiary of the Company;

WHEREAS, in connection with the Merger, the Company became publicly- registered pursuant to a registration statement on Form F-4, declared effective by the Securities and Exchange Commission on September 15, 2023;

WHEREAS, Section 2.10 of Merger Agreement provides that, prior to the Merger, the Company shall deposit, or shall cause to be deposited, 23,503,979 shares of the ordinary shares of the Company (the “Securities”) in escrow for the benefit of certain shareholders of the Company set forth on the Schedule 1 hereto (the “Pre-Closing SVH Shareholders”), which shall be released upon the occurrence of certain milestone events (the “Milestone Events”) as specifically set forth in Section 2.1O(a) of the Merger Agreement (the summary of which is included on Schedule 2 hereto); and

WHEREAS, the Securities issued to the Escrow Agent will be subsequently delivered in accordance with the terms herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Designation of Escrow Agent. The Company and the Company Stockholder Representative, in consideration for the Escrow Agent’s agreement to perform the duties of an escrow agent (a nondiscretionary agent) under this Agreement, hereby designate the Escrow Agent as an escrow agent and Escrow Agent hereby agrees to act as escrow agent as herein established. The Escrow Agent, as escrow agent but not as trustee or fiduciary in any respect, shall take, hold and distribute the Securities in accordance with the terms of this Agreement and shall hold the Securities as escrow agent. However, the Escrow Agent shall not be liable for any act, omission or determination made in connection with this Agreement except for its fraud, gross negligence or intentional misconduct. Without limiting the generality of the foregoing, the Escrow Agent shall not be liable for any losses arising from its compliance with, and shall be fully protected in acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Company and the Company Stockholder Representative, and their respective authorized officers and representatives, and the Escrow Agent shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

2. Securities.

2.1 The Escrow Agent is responsible for safekeeping the Securities which are delivered into its possession by the Company or its agent. Upon receipt of the Securities, the Escrow Agent shall acknowledge receipt of the Securities and shall hold the Securities as a book-entry position registered in the name of “VStock Transfer as Escrow Agent on behalf and for the benefit of Pre-Closing SVH Shareholders.”

2.2 During the term of this Agreement, each Pre-Closing SVH Shareholder shall be entitled to exercise voting rights with respect to such Securities. With respect to any matter for which the Securities are permitted to vote, the Company Stockholder Representative shall direct the Escrow Agent to, and the Escrow Agent shall, vote or cause to be voted the Securities in accordance with such written direction from the Company Stockholder Representative. In the absence of any directions from the Company Stockholder Representative with respect to the Securities attributable to any Pre-Closing SVH Shareholder, the Escrow Agent shall not vote any of the shares compromising the Securities attributable to such Pre-Closing SVH Shareholder.

2.3 Any dividends or distributions or other income paid or otherwise accruing to the Securities shall be deemed part of the escrow and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent until such Securities are disbursed from such account in accordance with the terms of this Agreement.

2.4 In the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event with respect to the ordinary shares of the Company (the “Company Shares”), or any distribution to holders of the Company Shares outstanding after the date hereof and prior to the time when the Escrow Shares are delivered to the Pre-Closing SVH Shareholders in accordance with terms and conditions set forth herein, other than a regular cash dividend, the Securities shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement; provided, however, that the Escrow Agent will not be responsible for the computation of any interest, dividends, or other proceeds due or issuable upon a reorganization of the Company with respect to the Securities.

2.5 Without limiting the foregoing, the Company and the Company Stockholder Representative hereby acknowledge that the Escrow Agent will act solely as escrow agent and is not under any duty to supervise the marketability of the Securities or to advise or make recommendations with respect to such.

3. Rights. Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

3.1 In accordance with Section 8 of this Agreement and the Joint Written Instructions of the Company and the Company Stockholder Representative, the Escrow Agent shall deliver to the Pre-Closing SVH Shareholders, from the Securities being held, a certificate representing such number of ordinary shares of the Company as set forth on the Joint Written Instruction.

3.2 The Escrow Agent shall not be responsible for the performance by the Company or the Company Stockholder Representative of any of their respective obligations pursuant to any agreement between or among the Company, the Company Stockholder Representative and Pre-Closing SVH Shareholders; provided, however, that in the event of any conflict between the terms and provisions of Section 2.10 of the Merger Agreement and Schedule 2 hereto, Section 2.10 of the Merger Agreement shall control.

3.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Securities which, in its reasonable determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold safely the Securities in escrow, or a portion thereof, pending the resolution of such uncertainty to the Escrow Agent’s reasonable satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

3.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of fraud, willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel, except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any of the parties hereto or any beneficiary of the Securities.

3.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

3.6 Without limiting the generality of the foregoing, the Escrow Agent shall not be under any obligation to defend any legal action or engage in any legal proceeding with respect to the Securities.

4. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Company and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) days’ advance written notice of such resignation to the Company and the Company Stockholder Representative specifying a date when such resignation shall take effect and upon delivery of the Securities to the successor escrow agent designated by the Company and the Company Stockholder Representative in writing; provided that such resignation shall not take effect until a successor escrow agent has been appointed by the Company and the Company Stockholder Representative. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the Securities. The Company and the Company Stockholder Representative shall have the right at any time to jointly remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Securities as set forth in this Section 4, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow agent relationship contemplated by this Agreement. Without limiting the provisions of Section 4 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any expenses incurred in connection with its resignation, transfer of the Securities to a successor Escrow Agent.

5. Representations and Warranties. The Company and the Company Stockholder Representative hereby represent and warrant to the Escrow Agent that:

5.1 No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Securities or any part thereof.

5.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Securities or any part thereof.

6. Fees and Expenses. The Escrow Agent shall be entitled to payment of an initial set-up fee of Two Thousand Five Hundred ($2,500.00) Dollars and an additional One Hundred Ninety Nine ($199.00) Dollars per month and applicable processing fees in connection with delivery and or cancellation of the Securities in accordance with this Agreement. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable out-of-pocket expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

7. Indemnification and Contribution.

7.1 The Company (the “lndemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “lndemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

7.2 If the indemnification provided for in Section 7.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

7.3 The provisions of this Section 7 shall survive any termination of this Agreement, whether by disbursement of the Securities, resignation of the Escrow Agent or otherwise.

8. Disposition and Termination.

8.1 The Securities, together with any dividends or distributions or other income paid or otherwise accruing to the Securities during the time such Escrow Shares are held in escrow, as of the relevant date (collectively, the “Earnings”), shall be released to the Pre-Closing SVH Shareholders in the event that the Company reaches the Milestone Events as set forth in the Merger Agreement. Claims for the release of the Escrow Shares (and any Earnings thereon) by Pre-Closing SVH Shareholders shall be referred to as “Earnout Escrow Claims”. For the avoidance of doubt, Earnout Escrow Claims shall be asserted and resolved solely as set forth in the Merger Agreement, subject to the time periods and other restrictions set forth therein. The Company shall notify the Company Stockholder Representative and the Escrow Agent in writing of the occurrence of any Milestone Event under the Merger Agreement, and any Earnout Escrow Claims resulting therefrom (“Earnout Escrow Notice”) and, promptly after the receipt of such Earnout Escrow Notice, the Company and the Company Stockholder Representative shall execute and deliver to the Escrow Agent a Joint Written Instruction (as defined below) with respect to the release of the number of Securities specified in such applicable Earnout Escrow Notice, together with any Earnings thereon. The Escrow Agent shall administer the Securities in accordance with such Joint Written Instruction to the Escrow Agent to release the Securities, or any portion thereof, together with any Earnings thereon, as set forth in such Instruction. The Escrow Agent shall not distribute all or a portion of the Securities or the Earnings thereon except in accordance with Section 8.2.

8.2 Within five (5) Business Days after receipt of a joint written instruction in the form attached hereto as Exhibit A signed by each of the Company and the Company Stockholder Representative (a “Joint Written Instruction”) specifying the amount of Securities asserted by the Company for such Earnout Escrow Claim, the Escrow Agent shall disburse the portion of the Securities and any Earnings thereon to such parties as provided in the Joint Written Instruction. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares and any Earnings thereon in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make distributions of the Escrow Shares and any Earnings thereon only in accordance with a Joint Written Instruction.

8.3 Within ten (10) Business Days after the Release Date (as defined below), the Company and the Company Stockholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to return/disburse to the Company the number of Securities (together with any Earnings thereon), if greater than zero, equal to (i) the number of Securities left in escrow and any Earnings thereon less (ii) any Securities that are subject to an Earnout Escrow Claim with respect to which the Escrow Agent shall have received an Earnout Escrow Notice prior to the Release Date, together with any Earnings thereon, but which remains unresolved or unsatisfied as of such date (the “Disputed Amounts”). With respect to any Disputed Amounts, the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement until the resolution of such underlying Earnout Escrow Claims. Such Disputed Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 8.2 of this Agreement or returned/disbursed to the Company pursuant to this Section 8.3, as the case may be. For the purposes of this Agreement, “Release Date” means the date that is ten (10) Business Days following the filing with the U.S. Securities and Exchange Commission by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

8.4 This Agreement shall terminate on the final disposition of the Securities and any Earnings thereon in accordance with the terms of this Agreement and instructions, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 7 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

9. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof except Section 5-1401 of New York General Obligations Law, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any right or interest hereunder may be assigned, nor any duty hereunder may be delegated, in whole or in part by any party hereto, without the prior consent of all of the other parties hereto; provided, further, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Securities shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

10. Notices. All notices required to be given in connection with this Agreement shall be sent (i) by registered or certified mail, return receipt requested, or (ii) by hand delivery with receipt acknowledged, or (iii) by the Express Mail service offered by the United States Postal Service or similar overnight courier, or (iv) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Attn: David Mansbach

Email: davidm@vstocktransfer.com

If to the Company:

SRIVARU Holding Limited

2nd Floor, Regatta Office Park

West Bay Road, PO Box 10655

Grand Cayman KYl-1006

Attn: Mohanraj Ramasamy

Email: ir@srivarumotors.com

with a copy to (which shall not constitute notice):

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, NY 10019

Attn: Rajiv Khanna

EmaiI: rajiv.khanna@nortonrosefulbright.com

If to the Company Stockholder Representative:

Mohanraj Ramasamy

3541 Rocca Ct

Pleasanton-CA-94588

Email: rmraj@srivarumotors.com

11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

12. Execution in Several Counter:parts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile or other electronic transmission (including by electronic mail or in .pdf), and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

14. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 14 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

15. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Securities escrowed hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VSTOCK TRANSFER, LLC

SRIVARU HOLDING LIMITED

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	CEO

PRE-CLOSING SVH SHAREHOLDERS

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy

[Signature Page to Securities Escrow Agreement]

Schedule 1

Pre-Closing SVH Shareholders

Shareholder	Earnout
and Address	FY 2024	FY 2025	FY2026

Mohanraj Ramasamy Address: 3541 Rocca Ct, Pleasanton, CA 94588	220,706	627,871	2,956,702

Sharmila Mohanraj Address: 3541 Rocca Ct, Pleasanton, CA 94588	35,598	101,270	476,887

Pakkirisamy Rajamanickam Address: 33, Leonie Hill Road, #6-03, Singapore - 239197	7,760	22,077	103,961

Senthil Balakrishnan Address: 4709 Woodrose Circle, Dublin, CA 94568	488	1,387	6,532

Saravanan Kalinagasamy Address: 3107 Terra Cotta Court, San Jose, CA 95135	1,780	5,063	23,844

Lakshmi Sivasubramanian Address: 6912 York Dr, Dublin, CA 94568	488	1,387	6,532

The SVM Trust Address: The SVM Trust c/o Amicorp Cayman Fiduciary Limited 2nd Floor, Regatta Office Park Leeward 2 West Bay Road Grand Cayman KY1-1006 Cayman Islands Attention: Christina Hart	1,096,411	3,119,101	14,688,132

Schedule 2

Milestone Events

Pursuant to the Merger Agreement, the Pre-Closing SVH Shareholders are entitled to receive their pro rata portion, as set forth opposite their name on Schedule 2 hereto (the “Pro Rata Portion”) of up to 23,503,979 Securities, as follows:

(a) Each of the Pre-Closing SVH Shareholders will receive their Pro Rata Portion of the 2024 Earnout (as defined in the Merger Agreement) to be released from the escrow within ten (10) Business Days (as defined in the Merger Agreement) (such date, the ‘“2024 Earnout Release Date”) following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2024 which reflects Vehicle Sales Revenue (as defined in the Merger Agreement) of the Company for the fiscal year 2024 of $39,000,000 or more;

(b) Each of the Pre-Closing SVH Shareholders will receive their Pro Rata Portion of the 2025 Earnout (as defined in the Merger Agreement) to be released from the escrow within ten (I 0) Business Days (such date, the “2025 Earnout Release Date”) following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2025 which reflects Vehicle Sales Revenue of the Company for the fiscal year 2025 of $117,000,000 or more; and

(c) Each of the Pre-Closing SVH Shareholders will receive their Pro Rata Portion of the 2026 Earnout (as defined in the Merger Agreement) to be released from the escrow within ten (I 0) Business Days (such date, the “2026 Earnout Release Date”) following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2026 which reflects Vehicle Sales Revenue of the Company for the fiscal year 2026 of $553,000,000 or more;

(d) If either or both of the 2024 Earnout and the 2025 Earnout are not earned as set forth above, each of the Pre-Closing SVH Shareholders will receive their Pro Rata Portion of the amount of the 2024 Earnout and the 2025 Earnout not so earned to be released from the escrow on the 2026 Earnout Release Date if the aggregate total Vehicle Sales Revenue for the fiscal years ended March 31, 2024, 2025 and 2026 is $709,000,000 or more; and

(e) In the event that any of the Vehicle Sales Revenue triggers set forth above are not met on the applicable Earnout Release Date, but Vehicle Sales Revenue is at least 50% of the stated trigger, then the board of directors of the Company shall have discretion to waive the applicable Vehicle Sales Revenue trigger and release all or any portion of the applicable Securities and Earnings thereon available to be released as of such Earnout Release Date to the Pre-Closing SVH Shareholders.

EXIDBIT A

Form of Joint Written Instructions

[●]

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598
Attention: [●]

RE: Earnout Escrow Agreement, dated as of [● ], 2024 (the “Earnout Escrow Agreement”), by and among SRIVARU Holding Limited, a Cayman Islands exempted company (the “Company”), Mohanraj Ramasamy, solely in its capacity as representative, agent and attorney- in-fact of the Pre-Closing SVH Shareholders (the “Company Stockholder Representative”), and VStock Transfer, LLC, a [New York]1 limited liability company (the “Escrow Agent”).

Dear[●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Earnout Escrow Agreement.

This letter shall serve as the Joint Written Instruction of the Company and the Company Stockholder Representative pursuant to Section 8 of the Earnout Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to disburse the Escrow Shares to the following persons and entities in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

1 Note to Draft: Vstock to confirm.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [●].

COMPANY

SRIVARU HOLDING LIMITED

By:
Name:
Title:

EARNOUT GROUP REPRESENTATIVE

Mohanraj Ramasamy

[Signature Page to Form of Joint Written Instructions]

EXHIBIT A

Name & Address	Number of Escrow Shares
●	●